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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 14, 2010

COASTAL CARIBBEAN OILS & MINERALS, LTD
(Exact name of registrant as specified in its charter)

Bermuda	1-4668	59-3535315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House, Church Street, Hamilton HM DX Bermuda		None
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number: (850) 556-5924

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02. Unregistered Sales of Equity Securities.
ITEM 8.01 Other Events

On August 26, 2010, the Company and its wholly owned subsidiary Coastal Petroleum Company (“Coastal”) entered into a letter agreement with Robert J. Angerer, Sr. a Director and the Chairman of the Board of Directors for both the Company and Coastal, for the sale of 8,000,000 restricted shares of the Company’s common stock for $400,000, to be used for exploration, prospect acquisition and operating costs.   Approximately $250,000 of the proceeds from the sale of the stock will be used to drill a test well on Coastal’s Starbuck East shallow gas prospect in Valley County, Montana and another $40,000 will be used to acquire additional Lodgepole prospects in North Dakota.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coastal Caribbean Oils & Minerals, Ltd (Registrant)

Date: August 30, 2010	By:	/s/ PhillipW. Ware
Phillip W. Ware
Chief Executive Officer and Chief Financial Officer